PLAN OF MERGER
                                       OF

                       AMPRO INTERNATIONAL GOLF TOUR, INC.
                              A FLORIDA CORPORATION

                 PURSUANT TO THE GENERAL CORPORATION LAWS OF THE

                                STATE OF FLORIDA

                                      INTO

         PLANET ENTERTAINMENT CORPORATION, A DELAWARE CORPORATION, AS THE SURVIVING CORPORATION PURSUANT TO SECTION 252 ET SEQ. GENERAL CORPORATION LAW OF THE STATE OF DELAWARE.

         PLAN OF MERGER. Dated this 30, day of September, 1996, by and between Ampro International Golf Tour, Inc. A Florida Corporation and all of the Directors thereof, the Planet Entertainment Corporation, A Delaware Corporation and all of the Directors thereof, the two Corporations being hereinafter sometimes called the Constituent Corporations.

         WHEREAS. The board of Directors of each of the Constituent Corporations deem it advisable for the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Florida, and they have duly approved and authorized the terms of the plan of merger.

         WHEREAS. The plan of merger is contained within the Articles of Merger.

         WHEREAS. There are no amendments to the surviving corporation's articles of incorporation, therefor, no stockholder approval is required, and

         NOW THEREFORE, in consideration of the (Promises) and the mutual agreements, warranties and covenants herein contained, it is agreed that Ampro International Golf Tour, Inc. of Florida and Planet Entertainment Corporation of Delaware shall be merged, and that Planet Entertainment Corporation Shall be the Surviving Corporation and the terms and conditions of such merger and mode of carrying it into effect are and shall be as follows:

1. NAME OF SURVIVING CORPORATION: The name of the Corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall and from and after the effective date of the Merger, be Planet Entertainment Corporation the separate existence of Ampro International Golf Tour, Inc. a Florida Corporation shall cease at the effective time of the Merger, except insofar as it may be continued by Law in order to carry out the purposes of this Agreement of Merger, and except as continued in the Surviving corporation.

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2.       ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION: The articles of incorporation  of the  surviving  corporation  shall be the articles of
         incorporation   of  Planet   Entertainment   Corporation,   a  Delaware
         Corporation, a copy of which is annexed as Exhibit (1), hereto.

3. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of Planet Entertainment Corporation, a Delaware Corporation, at the effective time of the merger, shall be the by-laws of the Surviving Corporation, until altered or replaced as provided herein.

4. BOARD OF DIRECTORS AND OFFICERS: The members of the board of directors and the officers of Planet shall be the directors and the officers of the Surviving Corporation immediately after the effective time of the merger and shall serve in their respective official capacities for the terms provided by law or in the by-laws of Planet, or until their respective successors are elected and qualified. All officers and directors of Ampro International Golf Tour, Inc. will resign immediately after the effective date of the merger.

5. AUTHORITY TO CONDUCT BUSINESS: Planet Entertainment Corporation of Delaware represents that the Corporation has not filed an application for authority to do business in any other state.

6. CONVERSION OF SHARES: The manner of converting shares of the Constituent Corporations into the shares of the Surviving Corporation shall be set forth in this paragraph, as follows, immediately upon the effective date of the merger, each share of stock of Ampro International Golf Tour, Inc. of Florida outstanding in the hands of the existing shareholders, being all of the shares of Ampro International Golf Tour, Inc. outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into common stock of the Surviving Corporation at the rate of ONE (1) share of the Surviving Corporation for every three hundred (300) share of Common stock of Ampro International Golf Tour, Inc. of Florida and each outstanding certificate representing share of common stock of Ampro International Golf Tour, Inc. of Florida shall thereupon be deemed, for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid, non-assessable shares of common stock of the surviving corporation into which such shares of common stock of Ampro International Golf Tour, Inc. of Florida shall have converted.

7. RIGHTS OF SHAREHOLDERS: After the effective time of merger, each holder of a certificate which therefore represented shares of common stock of Ampro International Golf Tour, Inc. of Florida shall cease to have any rights as a shareholder of Ampro International Golf Tour, Inc. After the effective time of the merger, any holder of a certificate or certificates

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         which  therefore  represented  shares  of the  common  stock  of  Ampro
         International Golf Tour, Inc. shall be required to surrender the same to the transfer agent of the Surviving Corporation, IDATA Incorporated and shall thereupon be entitled to receive in exchange therefore, a certificate or certificates representing the number of shares of common stock of Ampro International Golf Tour, Inc. therefore represented by each certificate or certificates, shall be converted.

8. EFFECTIVE DATE OF MERGER: (A) For all purposes of the laws of the State of Delaware, this Agreement of Merger and the merger herein provided for shall become effective and separate existence of Ampro International Golf Tour, Inc. except insofar as it may be continued by statue, shall cease as soon as this Agreement shall have been adopted, signed and acknowledged in accordance with the laws of the State of Delaware, and certificates of its adoption and approval shall have been executed in accordance with such laws; and this certificate and Agreement of Merger shall have been filed in the office of the Secretary of the State of Delaware.

         (B) For all purposes of the Laws of the state of Florida, this Agreement and the Merger herein provided for shall become effective and the separate existence of Ampro International Golf Tour, Inc. except insofar as it may be continued by statute, shall cease as soon as this Agreement shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Florida and certificates of its adoption and approval shall have been executed in accordance with such laws: and this certificate of merger shall have been filed in the Secretary of State of the State of Florida.

         (C) The corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of Planet Entertainment Corporation shall continue unaffected and unimpaired by the merger hereby provided for, and the corporate identities, existence, purposes, powers, objects, franchises, rights and immunities of Ampro International Golf Tour, Inc. shall be continued in and merged into Planet Entertainment Corporation and Planet Entertainment Corporation shall be fully vested therewith.

         (D) The date upon which this Agreement is filed in the offices mentioned above and upon which the constituent corporations shall so become a single corporation is the effective date of Merger.

9. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdiction of the constituent corporations and that the matter was approved at a special shareholders meeting of the respective corporation at which the shareholders meeting of the respective corporations at which the shareholders voted, as follows:

              AMPRO INTERNATIONAL GOLF TOUR1 INC. - 80% voted in favor of the Merger; 0% voted "NO"; 0% voted against the Merger

              PLANET ENTERTAINMENT CORPORATION - 100% voted in favor of the Merger; 0% voted "NO"; 0% voted against the Merger.

10. FURTHER ASSURANCE OF TITLE: As when requested by the Surviving Corporation, or by successors or assigns, the board of Ampro International Golf Tour, Inc. will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and conform to the Surviving Corporation, title and possession of any property of any of the Constituent Corporation acquired by the Surviving Corporation by reason, or as a result, of the merger herein provided for or otherwise to carry out the intent and purposes hereof, and the officers and directors of Ampro International Golf Tour, Inc. and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise, to take any and all such action.

         10.1 (a) COVENANTS, AND OBLIGATIONS PRIOR TO THE EFFECTIVE DATE. Except as limited by this Paragraph 10.1 pending consummation of the merger, each of the Constituent Corporations will carry on its business in substantially the same manner as before and will use its best efforts to maintain its business organization intact, to retain its present employees and to maintain its present relationship with suppliers and other business contacts, except with the prior consent in writing of the other company pending consummation of the Merger. Ampro International Golf Tour, Inc. shall not:

              a) Declare or pay any dividend or make any other distribution on its shares.
              b)  Create or issue any liabilities.
              c) Enter into any transaction other than involved in carrying on its ordinary course of business.

         10.2 This Agreement was submitted to the shareholders of Ampro International Golf Tour, Inc. and the Surviving Corporation for approval in the manner provided by the laws of the State of Florida.

         10.3 REPRESENTATIONS AND WARRANTIES: Except as may be expressly waived by Planet Entertainment Corporation.

         A) The representations and warranties made by Ampro International Golf Tour, Inc. to Planet Entertainment Corporation in 10.1 and 10.3 of this Agreement and in any document delivered pursuant to this Agreement shall be deemed to have been made again on the Effective Date and shall then be true and correct in all material respects. If Ampro International Golf Tour, Inc. has discovered any material error, misstatement, or omission in the representations and warranties, shall report that discovery immediately to Planet Entertainment Corporation and they shall correct the Error, Misstatement, or Omission or obtain a written wavier from Planet Entertainment Corporation.

         B) Ampro International Golf Tour, Inc. shall have performed and complied with all Representations prior to or on the effective date.

         C) Ampro International Golf Tour, Inc.:

              1) Ampro International Golf Tour, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and the Securities Exchange Commission with full corporate power to carry on the business in which it is engaged:

              1.1 Has no subsidiaries.

              1.2 Has no liabilities, obligations, or judgements of any kind, contingent or otherwise.

              1.3  Has  no  litigation,   or  any  pending   and/or   threatened
              litigation.

              1.4 Had a registration of its securities under the Securities Act of 1933.

              1.5 Is in full compliance with all federal and state laws and regulations applicable to it and the Corporation is current in its filings under the Securities Exchange Act of 1934.

              1.6 Has nominal assets.

              1.7 Has no options, warrants, bonds, notes, conversion or any other rights, agreements or commitments of any kind obligating Ampro International Golf Tour, Inc. contingent or otherwise, to issue or sell any shares of its capital stock of any class or any such shares, are outstanding, and no authorization thereof has been given.

              2) The execution, the delivery and the performance of this agreement by Ampro International Golf Tour, Inc. has been duly authorized and approved by requisite corporate action of Ampro International Golf Tour, Inc., Board of Directors.

              3) This Agreement and the instruments delivered to Planet Entertainment Corporation under this agreement have been duly and validly executed and delivered by Ampro International Golf Tour, Inc. and have been duly authorized and approved by requisite corporate action of Ampro International Golf Tour, Inc. Board. This Agreement and the instruments delivered under this agreement constitute the valid and binding obligations of Ampro
              International Golf Tour, Inc. and the Officers enforceable in accordance with their terms.

11. SERVICE OF PROCESS OF SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceedings for enforcement of obligation arising from the merger, including any suit or other proceedings to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of the State of Delaware, and hereby irrevocably appoints the Secretary of the State of Delaware, as its agent to accept service of process in any suit or other proceedings. Copies of such process shall be mailed to Planet Entertainment Corporation at:

              Harvard Business Service, Inc.
              25 Greystone Manor
              Lewes, Delaware 119958-9776

12. ABANDONMENT: This plan of merger may be abandoned (a) by either Constituent Corporation, acting by its board of directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations, as provided by law, or, (b) by the mutual consent of the Constituent Corporations, acting each by its board of directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of the abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the board of directors of the Constituent Corporation and thereupon, or abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there be no further liability of obligation on the part of either of the Constituent Corporations or of its board of directors.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: The Representations and warranties, contained in the Merger Agreement of Ampro International Golf Tour, Inc. and Planet Entertainment Corporation shall survive for a period of forty-eight (48) months after the effective date of the merger.

         IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority granted by its board of directors, has caused this Agreement of Merger to be executed y a majority of its board of directors and by its President or CEO and its Secretary.

         The respective directors and officers of the Constituent Corporation do hereby certify that the above Reorganization Agreement was adopted as set forth in the above Agreement and that said resolutions have not been revoked or rescinded.


                                             Ampro International Golf Tour, Inc.
Attest:

/s/ INY BALL                                 /s/ DAVID RYAN
-------------------------                    -----------------------------------
    Iny Ball                                     David Ryan
    Secretary                                    President and CEO



Attest:                                      Planet Entertainment Corporation

/s/ WALLACE GIAKAS                           /s/ JOSEPH VENNERI
-------------------------                    -----------------------------------
    Wallace Giakas                               President
    Secretary